Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 8, 2014, with respect to the financial statements of Polypid Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Polypid Ltd., dated October 14, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
October 14, 2014	A Member of Ernst & Young Global